                                                                    EXHIBIT 99.1

COLUMBUS, Ohio (April 30, 2004) Bancinsurance Corporation (NASDAQ: BCIS), a specialty insurance holding company, today reported results for the three months ended March 31, 2004. Net income increased 12.6% to $1,158,593, or $0.22 per diluted share, for the first quarter 2004 from $1,029,003, or $0.20 per diluted share, for the same period last year.

The first quarter 2004 results were particularly influenced by improved margins in the Company's property/casualty insurance segment and an increase in net realized gains on investments.

John Sokol, President, commented, "The first quarter financial results represent a solid beginning for 2004. We continue to benefit from an expanding line of lender/dealer products and our commitment to achieve financial returns commensurate with business risk. However, initial signs of improvement in the national economy have not yet been experienced by many of our customers, which contributes to continuation of sluggish market conditions and margin pressures. As a result, our performance during the remainder of the year will be influenced by these factors."

First Quarter Results

Net premiums earned for the first quarter 2004 benefited from strong growth in creditor placed insurance ("CPI") and guaranteed auto protection insurance ("GAP"). These increases were partially offset by a decline in ULTIMATE LOSS INSURANCE(R) ("ULI") compared to the prior year. CPI net premiums earned grew 128.0% to $1,579,663 for the first quarter 2004 from $692,792 for the same period last year as the product was introduced in the fourth quarter 2002. Net premiums earned for GAP were $1,065,360 for the first quarter 2004 versus $443,124 a year ago, an increase of 140.4%. This growth was due to the purchase of GAP coverage by two large financial institution customers in the first half of 2003 and increased volume with existing customers. ULI net premiums earned declined 12.4% to $7,592,278 for the first quarter 2004 from $8,670,179 a year ago as a result of a fourth quarter 2003 producer-owned reinsurance transaction whereby the Company ceded 100% of the premiums (along with the associated risk) for an existing lender/dealer customer. Producer-owned reinsurance involves an insurance producer forming a reinsurance company to realize the underwriting profits and investment income from the insurance premiums generated by that producer. Excluding the impact of the reinsurance transaction, ULI net premiums earned for the first quarter 2004 were similar to the same period last year.

First quarter 2004 net premiums earned for unemployment compensation and bail bond products (collectively, "UC") declined 6.2% to $1,270,266 from $1,354,881 in the first quarter 2003. This was primarily due to discontinuation of the bonded service program at the end of 2003, which was replaced by the Company's UCassure product at the beginning of 2004. UCassure provides the Company with more control in the distribution and expense management of this product.

Other revenue improved 13.9% to $1,835,041 for the first quarter 2004 compared to the same period last year. The most significant factors included an increase of $109,837 in net realized gains on investments and growth in codification and subscription fees of $113,745 from printing services provided to an existing customer. The first quarter growth in other revenue was partially offset by a $95,119 decline in management fees compared to the first quarter 2003. Higher unemployment compensation obligations related to increased unemployment experience was the primary reason for the lower management fees compared to the same period last year.

Losses and loss adjustment expenses increased 2.9% to $6,315,626 for the first quarter 2004 from $6,138,910 in the first quarter 2003. CPI and GAP losses and loss adjustment expenses increased $924,098 and $407,487, respectively, which is consistent with the growth in business. ULI losses and loss adjustment expenses declined 14.4% to $4,318,082 for the first quarter 2004 from $5,045,502 a year ago primarily due to favorable loss development within this product line. UC losses and loss adjustment expenses declined $427,449 to $120,052 for the first quarter 2004 principally due to a book of business cancelled at the end of 2003.


                                     (more)


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
Operating expenses, which excludes losses and loss adjustment expenses and interest expense, increased 2.2% to $5,196,941 for the first quarter 2004 compared to a year ago. The most significant factors included experience rating adjustments, commission expense and codification and subscription expenses. Experience rating adjustments declined $1,038,211 in the first quarter 2004 compared to last year as a result of the fourth quarter 2003 producer-owned reinsurance transaction. Experience rating adjustments are primarily influenced by ULI policy experience-to-date and premium growth. Commission expense increased $51.8% to $2,112,529 for the first quarter 2004 primarily due to higher commission rates associated with the CPI product line combined with a reduction in ceding commissions. CPI commission rates tend to be higher compared to the Company's other lender/dealer lines due to additional costs incurred by producers providing tracking services for customers. Ceding commissions declined in the first quarter 2004 versus a year ago due to the cancellation of a 100% producer-owned reinsurance arrangement at the end of 2003. Codification and subscription expenses rose 35.7% to $990,837 for the first quarter 2004 compared to last year due to higher salaries, outside printing and consulting expenses.

Interest expense increased $116,771 to $226,603 for first quarter 2004 compared to a year ago as a result of the $7.2 million trust preferred debt offering in September 2003. The proceeds from this financing provided additional financial flexibility for the Company.

Combined Ratio

The Company's specialty insurance products are underwritten by its wholly-owned subsidiary, Ohio Indemnity Company, whose results represent the Company's combined ratio. For the three months ended March 31, 2004, the combined ratio improved 3.8% (380 basis points) to 90.0% from 93.8% the prior year. The loss ratio declined to 60.1% for the first quarter 2004 from 69.1% a year ago principally due to the decrease in experience rating adjustments associated with the fourth quarter 2003 producer-owned reinsurance transaction. The expense ratio increased to 29.9% for the first quarter 2004 from 24.7% a year ago, primarily due to a higher amount of CPI commissions and lower ceding commissions.

Investment Portfolio

Total investments were $72,629,659 at March 31, 2004 compared to $73,979,835 at December 31, 2003. Short-term investments increased $2,547,705 during the first three months of 2004, while available for sale fixed maturities and common stock investments were $3,447,390 and $434,138, respectively, below year-end 2003.

Net realized gains on investments were $343,872 for the first quarter 2004 compared to $234,035 the prior year. This included $86,696 in impairment charges for the first quarter 2004 versus no impairment charges a year ago.

Net investment income increased 16.1% to $410,835 for the first quarter 2004 compared to the first quarter 2003. This improvement was due to a solid growth in invested assets during the past twelve months, which was partially offset by lower interest rates and yields on the investment portfolio.

Shareholders' Equity

Shareholders' equity was $34,356,588 at March 31, 2004 compared to $33,365,028 at December 31, 2003. The $1,158,593 increase in retained earnings was partially offset by a $167,033 decline in net unrealized gains on investments. Book value per diluted share increased to $6.98 at March 31, 2004 compared to $6.78 at December 31, 2003.

Bancinsurance Corporation

Bancinsurance Corporation, headquartered in Columbus, Ohio, is principally engaged through its property/casualty insurance subsidiary, Ohio Indemnity Company, in underwriting specialty insurance. Lender/dealer insurance products include our ULI, CPI and GAP products. These products protect banks and other lenders against risk arising from theft or damage to certain loan collateral where the borrower has failed to secure or maintain adequate insurance coverage. The Company's UC products are utilized by not-for-profit entities that elect to not pay the unemployment compensation tax and instead reimburse the state unemployment agencies for benefits paid by the agencies to the entities' former employees. The Company also assumes bail bond coverage.

This press release includes forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from the forward-looking information in this press release. Such risks, uncertainties and other factors, include but are not limited to, changes in the retail market place, changes in underwriting results affected by economic conditions and other factors described from time to time in the Company's Securities and Exchange Commission filings, including the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003. All forward-looking statements made in this press release are based on information presently available to management of the Company. The Company assumes no obligation to update any forward-looking statements.


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
                            BANCINSURANCE CORPORATION
                                AND SUBSIDIARIES
                        Consolidated Statements of Income
                                   (Unaudited)



                                                    Three Months Ended
                                                         March 31,
                                                   2004             2003
                                                -----------      -----------
Revenues:
   Net premiums earned ...................      $11,507,567      $11,160,976
   Net investment income .................          410,835          353,769
   Net realized gains on investments .....          343,872          234,035
   Codification and subscription fees ....          993,461          879,716
   Management fees .......................           32,997          128,116
   Other income ..........................           53,876           14,889
                                                -----------      -----------
        Total revenues ...................       13,342,608       12,771,501
                                                -----------      -----------

Expenses:
   Losses and loss adjustment expenses ...        6,315,626        6,138,910
   Experience rating adjustments .........          535,920        1,574,131
   Commission expense ....................        2,112,529        1,391,250
   Other insurance operating expenses ....        1,335,783        1,216,163
   Codification and subscription expenses           990,837          730,224
   General and administrative expenses ...          221,872          173,456
   Interest expense ......................          226,603          109,832
                                                -----------      -----------
        Total expenses ...................       11,739,170       11,333,966
                                                -----------      -----------

        Income before federal income taxes        1,603,438        1,437,535

Federal income tax expense ...............          444,845          408,532
                                                -----------      -----------

        Net income .......................      $ 1,158,593      $ 1,029,003
                                                ===========      ===========

Net income per common share:
   Basic .................................      $       .24      $       .21
   Diluted ...............................      $       .22      $       .20


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
                            BANCINSURANCE CORPORATION
                                AND SUBSIDIARIES

                         Consolidated Balance Sheet Data


                                                                                      March 31,          December 31,
Assets                                                                                  2004                2003
                                                                                    -------------       -------------
Investments:                                                                        (Unaudited)
 Held to maturity:
  Fixed maturities ...........................................................      $   4,855,659       $   4,872,012

 Available for sale:
  Fixed maturities ...........................................................         25,470,759          28,918,149
  Equity securities ..........................................................          9,801,720          10,235,858

 Short-term investments ......................................................         31,452,385          28,904,680
 Other invested assets .......................................................          1,049,136           1,049,136
                                                                                    -------------       -------------

   Total investments .........................................................         72,629,659          73,979,835
                                                                                    -------------       -------------

Cash .........................................................................          2,998,891           2,949,627
Premiums receivable ..........................................................          8,470,460          10,661,766
Accounts receivable, net .....................................................            827,611             993,093
Reinsurance recoverables .....................................................          3,689,455           4,926,446
Prepaid reinsurance premiums .................................................         10,164,555          12,244,588
Deferred policy acquisition costs ............................................          5,278,384           4,962,150
Estimated earnings in excess of billings on uncompleted codification contracts            220,311             283,336
Loans to affiliates ..........................................................            768,995             770,466
Goodwill .....................................................................            753,737             753,737
Intangible assets, net .......................................................            901,419             920,048
Accrued investment income ....................................................            475,760             541,519
Other assets .................................................................          1,860,679           1,883,125
                                                                                    -------------       -------------

   Total assets ..............................................................        109,039,918         115,869,736
                                                                                    =============       =============

Liabilities and Shareholders' Equity
Reserve for unpaid losses and loss adjustment expenses .......................         11,816,922          14,385,919
Unearned premiums ............................................................         24,445,864          25,124,137
Ceded reinsurance premiums payable ...........................................                 --           1,721,963
Experience rating adjustments payable ........................................          8,698,114           6,997,784
Retrospective premium adjustments payable ....................................          1,777,482           5,370,273
Funds held under reinsurance treaties ........................................          1,703,770           2,646,693
Contract funds on deposit ....................................................          2,962,088           1,908,184
Taxes, licenses and fees payable .............................................            358,444           1,315,443
Current federal income taxes .................................................            490,990             511,091
Deferred federal income taxes ................................................            776,523             852,625
Deferred ceded commissions ...................................................            976,907           1,224,938
Commissions payable ..........................................................          2,574,102           2,660,979
Billings in excess of estimated earnings on uncompleted codification contracts            201,424             143,888
Notes payable ................................................................            653,757              53,276
Other liabilities ............................................................          1,781,943           2,122,515
Trust preferred debt issued to affiliates ....................................         15,465,000          15,465,000
                                                                                    -------------       -------------

   Total liabilities .........................................................         74,683,330          82,504,708
                                                                                    -------------       -------------

Shareholders' equity:
 Common shares ...............................................................          1,794,141           1,794,141

 Additional paid-in capital ..................................................          1,337,138           1,337,138
 Accumulated other comprehensive income ......................................          1,753,232           1,920,265
 Retained earnings ...........................................................         35,497,925          34,339,332
                                                                                    -------------       -------------
                                                                                       40,382,436          39,390,876

 Less:  Treasury shares ......................................................         (6,025,848)         (6,025,848)
                                                                                    -------------       -------------


   Total shareholders' equity ................................................         34,356,588          33,365,028
                                                                                    -------------       -------------

   Total liabilities and shareholders' equity ................................      $ 109,039,918       $ 115,869,736
                                                                                    =============       =============


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